EXHIBIT 28




Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated May 9, 1994 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of March 31, 1994, and the related condensed consolidated statements of income and cash flows for the three months ended March 31, 1994 and 1993, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                 Registration No.
                                                 ----------------
On Form S-3 for:

  Oryx Energy Company $500,000,000 Debt
    Securities; Preferred Stock; and Common Stock     33-45611

  Oryx Energy Company $600,000,000 Debt Securities    33-33361

  Oryx Energy Company 7,259,394 shares of
    Common Stock                                      33-36799

On Form S-8 for:

  Oryx Energy Company 1992 Long-Term Incentive Plan   33-42695

  Oryx Energy Company Long-Term Incentive Plan        33-25032

  Oryx Energy Company Capital Accumulation Plan       33-24918


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                        COOPERS & LYBRAND

Dallas, Texas
May 12, 1994